Exhibit 99.16

FORM A

STATEMENT REGARDING THE ACQUISITION OF CONTROL OF
OR MERGER WITH A HOLDING COMPANY OF A DOMESTIC INSURER

FIRST WYOMING CAPITAL CORPORATION
Name of Domestic Holding Company
FIRST WYOMING LIFE INSURANCE COMPANY
Name of Domestic Insurer

BY

FIRST TRINITY FINANCIAL CORPORATION
Applicant

Filed with the Wyoming Department of Insurance,
Dated: November 29, 2011

Name, title, address and telephone number of individuals to whom notices and correspondence concerning this Statement should be addressed:

Gregg E. Zahn, President
First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma 74133
(918) 249-2438

Contact Information for Insurance Regulatory Counsel for Applicant
Joel Glover, Esq.
Rothgerber Johnson & Lyons LLP
1200 17th Street, Suite 3000
Denver, CO  80202
(303) 628-9553
(jglover@rothgerber.com)

ITEM 1.	INSURER AND METHOD OF ACQUISITION

This statement relates to the proposed acquisition of  approximately thirteen point three percent (13.3%) of First Wyoming Capital Corporation (hereinafter referred to as “First Wyoming” or “Company”), a stock financial holding company organized in Wyoming that owns 100% of First Wyoming Life Insurance Company (hereinafter referred to as “First Wyoming Life”) a life insurance company organized and existing under the laws of the State of Wyoming, by First Trinity Financial Corporation (hereinafter referred to as “Purchaser” or “Applicant”), a financial holding company organized and existing under the laws of the State of Oklahoma, from Midwest Holding, Inc., Rick Meyer, Travis Meyer, Les Meyer and Corey Meyer  (hereinafter referred to as “Individual Sellers”).

Applicant proposes to obtain ten percent (10%) or more control of First Wyoming pursuant to a Stock Purchase Agreement (hereinafter referred to as the “Agreement”), attached hereto as Exhibit “A”, entered into between the Individual Sellers and Purchaser, whereby thirteen point three percent (13.3%) of the stock of the Company will be purchased by the Applicant.  Applicant currently owns nine point seven percent (9.7%) of the common voting stock of First Wyoming.  Applicant agrees to pay the Individual Sellers at Closing by delivery of cash in an amount of One and 10/100 dollars ($1.10) per share, as defined in the Agreement, payable by wire transfer.

Pursuant to the Agreement, Applicant will acquire an additional thirteen point three percent (13.3%) of First Wyoming, resulting in twenty-three point zero percent (23.0%) ownership in the common voting stock of First Wyoming.  To the extent First Wyoming participates in future share offerings, Applicant's ownership percentage may decrease, but it is not anticipated that Applicant's ownership percentage would decrease below ten percent (10%).  At the same time, it is anticipated that Applicant would be the only owner with an ownership share greater than ten percent (10%).

ITEM 2.	IDENTITY AND BACKGROUND OF THE APPLICANT

(a)	The statutory home office and administrative offices of the Applicant are located at:

First Trinity Financial Corporation
7633 East 63rd Place, Suite 230
Tulsa, Oklahoma 74133

(b)
Applicant is a financial holding company existing and organized under the laws of the State of Oklahoma.  The nature of Applicant’s business operations is the business of owning and operating businesses that sell and market life and annuity insurance products in eight states, primarily in the Midwest and that offer premium finance loans in three states primarily in the Midwest and South.

First Trinity is an Oklahoma general business corporation.

The business intended to be done by the Applicant following the acquisition of the First Wyoming shares is to continue to own and operate businesses that market and sell First Wyoming Life  insurance policies and annuity contracts through the same producers and distribution channels in which First Wyoming has been conducting and will conduct its business.

(c)
The two organizational charts attached as Exhibit "B" reflect the identity and inter-relationship between the Applicant and all the affiliates of the Applicant, both Pre-Acquisition and Pro Forma Post-Acquisition.

No court proceedings involving a reorganization or liquidation are pending with respect to Applicant or its affiliates.

ITEM 3.	IDENTITY AND BACKGROUND OF INDIVIDUALS ASSOCIATED WITH THE APPLICANT

The persons who are associated with the Applicant or who are directors or owners of ten percent (10%) or more of the voting securities of the Applicant and the persons who are executive officers and directors of Applicant are listed below, and their Biographical Affidavits attached hereto as Exhibit “C.”  The attached Biographical Affidavits include, among other things, the name, address, principal business activity, and material occupations of the individuals.

First Trinity Financial Corporation	Directors and Executive Officers are
identical for both companies and the
biographical affidavits are attached hereto as Exhibit “C.”

Name	Title

1. Gregg E. Zahn	Director, Chairman of Board, President, Chief Executive Officer

2. Scott J. Engebritson	Director, Vice Chairman

3. William S. Lay	Director, Vice President and
Chief Investment Officer

4. Jeffrey J. Wood	Chief Financial Officer, Secretary
Treasurer

5. Bryan Chrisman	Director

6. Wayne Pettigrew	Director

7. Tinker Owens	Director

8. Gary Sherrer	Director

9. George Peintner	Director

10. Bill Hill	Director

11. Shannon Young	Director

There are no owners of First Trinity Financial Corporation with an ownership interest equal to or greater than ten percent (10%).

None of the individuals associated with the Applicant have been convicted in a criminal proceeding, excluding minor traffic violations, during the past ten years, except for Scott J. Engebritson has a criminal conviction for a driving under the influence conviction in the State of Nebraska as disclosed in his biographical affidavit included as part of Exhibit “C”.

ITEM 4.	NATURE, SOURCE AND AMOUNT OF CONSIDERATION

It is proposed that Applicant will purchase the stock of First Wyoming, to be paid by the Applicant in cash.

The source of Applicant’s consideration is cash in the possession of the Applicant.  No part of the consideration is being borrowed by Applicant.

The amount of consideration is Five Hundred Twenty-Eight Thousand and 00/100 Dollars ($528,000.00), subject to certain adjustments as set out in the Agreement.

The criteria used in determining the nature and amount of consideration is the result of arms-length negotiations and the amount constitutes an agreed upon price which is standard in life insurance company stock acquisitions.

ITEM 5.	FUTURE PLANS FOR INSURER

As previously noted, Applicant currently owns just under ten percent (10%) of First Wyoming and, if this application is approved, Applicant will own just over twenty three percent (23%) of First Wyoming.  While Applicant is increasing its ownership share, Applicant does not currently intend to make material changes to the business and operations of First Wyoming and First Wyoming Life.  Specifically:

Applicant does not plan to declare an extraordinary dividend, to liquidate First Wyoming or First Wyoming Life, to sell its assets to or merge it with any person or persons.

Applicant does not intend to change the name of First Wyoming Capital Corporation or First Wyoming Life Insurance Company.

Applicant does not intend to replace the Officers or the Directors of the Board of Directors of First Wyoming or First Wyoming Life.

Applicant does not intend to move the statutory and administrative office of First Wyoming or First Wyoming Life from its current location in Cheyenne, Wyoming, and there are no plans to make any changes to the current staff and operating processes and systems of First Wyoming and First Wyoming Life.

Applicant does not intend to enter into any affiliate transactions with First Wyoming or First Wyoming Life.

ITEM 6.	VOTING SECURITIES TO BE ACQUIRED

The number of the voting securities to be acquired pursuant to the acquisition of First Wyoming contemplated herein are 480,000 shares of the capital stock, par value $0.10 per share of stock of the Company, constituting thirteen point three percent (13.3%) of the issued and outstanding stock of the Company.  The fairness of the proposal was arrived at by arms-length negotiations.

ITEM 7.	OWNERSHIP OF VOTING SECURITIES

Currently, it is Applicant's understanding that 100% of the common voting securities of First Wyoming are owned by over 1,000 shareholders.  First Trinity Financial Corporation currently owns 350,000 common voting shares of First Wyoming representing nine point seven percent (9.7%) of the authorized and issued common voting stock of First Wyoming.  There are no ten percent (10%) or more owners of the common voting stock of First Wyoming known by Applicant.

ITEM 8.	CONTRACTS, AGREEMENTS OR UNDERSTANDINGS WITH RESPECT TO VOTING SECURITIES OF THE INSURER

There are no contracts with respect to the acquisition of voting securities of First Wyoming other than the Stock Purchase Agreement.  However, Applicant does not currently intend to purchase additional shares of First Wyoming or First Wyoming Life thereby resulting in increasing Applicant’s ownership of its total percentage of common voting shares.

ITEM 9.	RECENT PURCHASES OF VOTING SECURITIES

There have been no purchases of the voting securities of First Wyoming by the Applicant, nor of Insurer’s affiliates or any person listed in Item 3 during the twelve calendar months preceding the filing of this Statement.  Prior to that time, Applicant purchased approximately nine point seven percent (9.7%) of the authorized and issued common voting stock of First Wyoming.

If any shares of voting securities of First Wyoming are contracted for, Applicant intends to make all necessary filings of any notices or any filings for approval with the Wyoming Department of Insurance as required.

ITEM 10.	RECENT RECOMMENDATIONS TO PURCHASE

Applicant has not attempted within the immediately preceding twelve months to solicit the purchase of voting securities of First Wyoming.

ITEM 11.	AGREEMENTS WITH BROKERS-DEALERS

There is no agreement or understanding made with a broker-dealer as to the solicitation of voting securities of Family Benefit Life Insurance Company.

ITEM 12.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit “A” -	Stock Purchase Agreement.

Exhibit “B” -	Holding Company Organization Chart of Applicant- Pre-Acquisition and Post Acquisition.

Exhibit “C” -	Biographical Affidavits of the Officers and Directors of Applicant and First Trinity Financial Corporation

Exhibit “D” -	First Trinity Financial Corporation 2011 First Quarter Report on Form 10-Q1

1 The financial reports included in Exhibits D through K include financial information for each Pre-Acquisition of affiliate.

Exhibit “E” -	First Trinity Financial Corporation 2011 Second Quarter Report on Form 10-Q

Exhibit “F” -	First Trinity Financial Corporation 2011 Third Quarter Report on Form 10-Q

Exhibit “G” -	First Trinity Financial Corporation 2010 Annual Report on Form 10-K

Exhibit “H” -	First Trinity Financial Corporation 2009 Annual Report on Form 10-K

Exhibit “I” -	First Trinity Financial Corporation 2008 Annual Report on Form 10-K

Exhibit “J” -	First Trinity Financial Corporation 2007 Annual Report on Form 10-K

Exhibit “K” -	First Trinity Financial Corporation 2006 Annual Report on Form 10-K

[The remainder of this page intentionally left blank.]

ITEM 13.	SIGNATURE AND CERTIFICATION

Pursuant to the requirements of Wyoming Statutes, First Trinity Financial Corporation has caused this Application to be duly signed on its behalf in the City of Tulsa, and the State of Oklahoma, on the 29th day of November, 2011.

FIRST TRINITY FINANCIAL CORPORATION

By:	/s/ Gregg E. Zahn
Gregg E. Zahn, President, CEO,
Chairman of the Board

CERTIFICATION

The undersigned deposes and says that he has duly executed the attached Application dated November 29, 2011, for and on behalf of First Trinity Financial Corporation and that he is authorized to execute and file such instrument.  Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Gregg E. Zahn
Gregg E. Zahn, President, CEO,
Chairman of the Board
First Trinity Financial Corporation